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Exhibit (a)(1)(E)

        Letter to Clients with Respect to the
Offer to Purchase
All Outstanding Shares of Common Stock
of
MWI Veterinary Supply, Inc.
at
$190.00 Per Share, Net in Cash,
Pursuant to the Offer to Purchase dated January 26, 2015
by
Roscoe Acquisition Corp.
a wholly owned subsidiary of
AmerisourceBergen Corporation

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 11:59 P.M., NEW YORK CITY TIME, ON FEBRUARY 23, 2015, UNLESS THE OFFER IS EXTENDED.

January 26, 2015

To Our Clients:

        Enclosed for your consideration are the Offer to Purchase, dated January 26, 2015 (the "Offer to Purchase"), and the related Letter of Transmittal in connection with the offer (the "Offer") by Roscoe Acquisition Corp. ("Purchaser"), a Delaware corporation and a wholly owned subsidiary of AmerisourceBergen Corporation ("Parent"), a Delaware corporation, to purchase all the issued and outstanding shares of common stock, par value $0.01 per share ("Shares"), of MWI Veterinary Supply, Inc., a Delaware corporation ("MWI"), at a price per Share of $190.00, net to the seller in cash, without interest (such amount, as it may be adjusted from time to time on the terms and subject to the conditions set forth in the Merger Agreement (as defined herein), the "Offer Price"), less any applicable withholding taxes, upon the terms and subject to the conditions of the Offer to Purchase and the related Letter of Transmittal enclosed herewith.

        We or our nominees are the holder of record of Shares held for your account. A tender of such Shares can be made only by us as the holder of record and pursuant to your instructions. The Letter of Transmittal is furnished to you for your information only and cannot be used by you to tender Shares held by us for your account.

        Please note carefully the following:

        We request instructions as to whether you wish us to tender any or all the Shares held by us for your account, upon the terms and subject to the conditions set forth in the enclosed Offer to Purchase and the Letter of Transmittal.

        1.     The Offer Price is $190.00 per Share net to you in cash, without interest less any applicable withholding taxes, upon the terms and conditions of the Offer to Purchase and the related Letter of Transmittal.

        2.     The Offer is being made for all the issued and outstanding Shares.

        3.     The Offer is being made in connection with the Agreement and Plan of Merger dated as of January 11, 2015 (the "Merger Agreement"), among Parent, Purchaser and MWI, pursuant to which, as soon as practicable following the consummation of the Offer and subject to the satisfaction or waiver of the remaining conditions set forth therein, Purchaser will merge with and into MWI (the "Merger"), with MWI continuing as the surviving corporation in the Merger and as a wholly owned subsidiary of Parent. Pursuant to the Merger Agreement, the Merger will become effective at the time (such time, the "Effective Time") the certificate of merger is filed with the Secretary of State of the State of

Delaware or at such later time specified therein, as may be agreed by the parties. At the Effective Time, each Share issued and outstanding immediately prior to the Effective Time will be converted into the right to receive $190.00, in cash, without interest, less any applicable withholding taxes, except for (i) Shares then held by MWI as treasury stock or held by Parent or Purchaser, all of which will be canceled and will cease to exist, and (ii) Shares that are held by any stockholder of MWI who properly demands appraisal rights pursuant to Section 262 of the General Corporation Law of the State of Delaware (the "DGCL") in connection with the Merger.

        4.     The Board of Directors of MWI has unanimously adopted resolutions (i) approving and declaring advisable the Merger Agreement and the transactions contemplated thereby (the "Transactions"), (ii) declaring that it is in the best interests of the stockholders of MWI that MWI enter into the Merger Agreement and consummate the Transactions on the terms and subject to the conditions set forth in the Merger Agreement, (iii) declaring that the terms of the Offer and Merger are fair to MWI and its stockholders and (iv) recommending that the stockholders of MWI accept the Offer and tender their Shares pursuant to the Offer.

        5.     The Offer will expire at 11:59 p.m., New York City time, on February 23, 2015, unless the Offer is extended by Purchaser in accordance with the terms of the Merger Agreement. Except as otherwise described in Section 4—"Withdrawal Rights" of the Offer to Purchase, previously tendered Shares may be withdrawn at any time until the Offer has expired and, unless previously accepted for payment by Purchaser pursuant to the Offer, may also be withdrawn at any time on or after March 26, 2015.

        6.     The Offer is subject to certain conditions described in Section 15—"Certain Conditions of the Offer" of the Offer to Purchase.

        7.     Tendering stockholders who are registered stockholders or who tender their Shares directly to Computershare Trust Company, N.A. (the "Depositary") will not be obligated to pay any brokerage commissions or fees, solicitation fees, or, except as set forth in the Offer to Purchase and the Letter of Transmittal, stock transfer taxes on Purchaser's purchase of Shares pursuant to the Offer. However, U.S. federal income tax backup withholding at a rate of 28% may be required, unless the required taxpayer identification information is provided or an exemption is available. See the Letter of Transmittal for more information.

        If you wish to have us tender any or all your Shares, please so instruct us by completing, executing, detaching and returning to us the Instruction Form on the detachable part hereof. An envelope to return your instructions to us is enclosed. If you authorize tender of your Shares, all such Shares will be tendered unless otherwise specified on the Instruction Form.

        Your prompt action is requested. Your Instruction Form should be forwarded to us in ample time to permit us to submit a tender on your behalf before the Offer expires.

        The Offer is not being made to, nor will tenders be accepted from or on behalf of, holders of Shares in any jurisdiction in which the making of the Offer or acceptance thereof would not be in compliance with the laws of such jurisdiction. In any jurisdiction where the securities, blue sky or other laws require the Offer to be made by a licensed broker or dealer, the Offer shall be deemed to be made on behalf of Purchaser by one or more registered brokers or dealers that are licensed under the laws of such jurisdiction.

Instructions with Respect to the
Offer to Purchase
All Outstanding Shares of Common Stock
of
MWI Veterinary Supply, Inc.
at
$190.00 Per Share, Net in Cash,
Pursuant to the Offer to Purchase dated January 26, 2015
by
Roscoe Acquisition Corp.
a wholly owned subsidiary of
AmerisourceBergen Corporation

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 11:59 P.M., NEW YORK CITY TIME,
ON FEBRUARY 23, 2015, UNLESS THE OFFER IS EXTENDED.

        The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase, dated January 26, 2015 (the "Offer to Purchase"), and the related Letter of Transmittal, in connection with the offer (the "Offer") by Roscoe Acquisition Corp. ("Purchaser"), a Delaware corporation and a wholly owned subsidiary of AmerisourceBergen Corporation, a Delaware corporation, to purchase all the issued and outstanding shares of common stock, par value $0.01 per share ("Shares"), of MWI Veterinary Supply, Inc., a Delaware corporation, at a price per Share of $190.00, net to the seller in cash, without interest (such amount, as it may be adjusted from time to time on the terms and subject to the conditions set forth in the Merger Agreement, the "Offer Price"), less any applicable withholding taxes, upon the terms and subject to the conditions of the Offer to Purchase and the related Letter of Transmittal.

        The undersigned hereby instruct(s) you to tender to Purchaser the number of Shares indicated below or, if no number is indicated, all Shares held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer.

        The method of delivery of this document is at the election and risk of the tendering stockholder. If delivery is by mail, then registered mail with return receipt requested, properly insured, is recommended. In all cases, sufficient time should be allowed to ensure timely delivery.

Dated:

Number of Shares to be Tendered:	Shares*

Account Number:	Signature(s):

Capacity**:

Dated:

Please Type or Print Name(s) above

Please Type or Print Address(es) above (Including Zip Code)

Area Code and Telephone Number

Taxpayer Identification or Social Security Number(s)
*
Unless otherwise indicated, you are deemed to have instructed us to tender all Shares held by us for your account.

**
Please provide if signature is by an attorney-in-fact, executor, administrator, trustee, guardian, officer of a corporation or other person acting in a fiduciary or representative capacity.

Please return this form to the brokerage firm or other nominee maintaining your account.

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  Exhibit (a)(1)(E)